EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 23, 2015, with respect to the statement of condition including the related portfolio of Dividend Growth Buy-Write Portfolio 2015-3 (included in Invesco Unit Trusts, Series 849) as of July 23, 2015, contained in Amendment No. 5 to the Registration Statement on Form S-6 (File No. 333-156321) prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
July 23, 2015